Exhibit 1.01

             Shares

DESIGN WITHIN REACH, INC.

Common Stock

FORM OF UNDERWRITING AGREEMENT

            , 2005

CIBC World Markets Corp.

William Blair & Company, L.L.C.

SG Cowen & Co., LLC

Thomas Weisel Partners LLC

    as Representatives of the several

    Underwriters named in Schedule I hereto

c/o CIBC World Markets Corp.

300 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Design Within Reach, Inc., a Delaware corporation (the “Company”), and the persons listed on Schedule II hereto (the “Selling Stockholders”), propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of              shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Of the              Firm Shares, 100,000 are to be issued and sold by the Company and              are to be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, certain of the Selling Stockholders propose to grant to the Underwriters an option to purchase up to an additional              shares (the “Option Shares”) of Common Stock from such Selling Stockholders for the purpose of covering over allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the “Shares.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-122884), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement

(including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules thereto), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Stockholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $             per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof. Each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder under the column “Number of Firm Shares to be Sold” on Schedule II to this Agreement to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the Initial Price, the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Selling Stockholders” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.

(b) Each of the Selling Stockholders identified on Schedule II to this Agreement as having agreed to sell Option Shares, severally and not jointly, grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of

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the Option Shares set forth opposite the name of such Selling Stockholder under the column “Number of Option Shares to Be Sold” on Schedule II to this Agreement; provided that if the several Underwriters elect to purchase less than all of the Option Shares, the Option Shares to be purchased will be allocated pro rata among such Selling Stockholders based on the number of Shares covered by the options granted by them pursuant to this Section 1(b). The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

(c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Simpson Thacher & Bartlett LLP, 3330 Hillview Avenue, Palo Alto, California 94304, at 10:00 a.m., New York City time, on the fourth business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d) Payment shall be made to the Company and the Custodian on behalf of the Selling Stockholders by wire transfer of immediately available funds to the accounts specified by the Company and the Custodian against delivery of the Shares to the Representatives for the respective accounts of the Underwriters through the facilities of Depositary Trust Corporation (“DTC”), unless the Representatives otherwise instruct.

(e) The Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Representatives through the facilities of DTC for the account of such Underwriter, unless the Representatives otherwise instruct.

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2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

(a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the third, fourth and fifth sentences of the fourth paragraph, the tenth paragraph (concerning discretionary sales) and the eleventh and twelfth paragraphs (relating to stabilizing transactions, short sales and penalty bids and the effects thereof) under the heading “Underwriting” in the Prospectus constitute the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus.

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(b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

(c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; provided, however, that unaudited interim financial statements are subject to year end adjustments not material in amount, and do not contain footnotes required under generally accepted accounting principles. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.

(d) Grant Thornton LLP, whose report is filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their report, were independent public accountants as required by the Securities Act and the Rules.

(e) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has no subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company does not own, lease or license any asset or property, other than product inventory acquired for use in the ordinary course of the Company’s business, outside the United States of America.

(f) The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity

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(collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

(g) The Company owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any notices of, and is not aware of, any infringements of or conflicts with asserted rights of others with respect to any Intangibles, which if such assertions of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(h) The Company has good and marketable title in fee simple to all real property owned by it, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) are set forth in the Credit Agreement, dated as of July 10, 2002, between the Company and Wells Fargo HSBC Trade Bank, N.A., as amended on July 30, 2003, on November 18, 2003 and on June 3, 2004 or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. All property held under lease by the Company is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company.

(i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (i) the Company has not sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect, and has not otherwise suffered a Material Adverse Effect; and (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, the Company has not (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

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(j) There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement, other than this Agreement, described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally and by general equitable principles. Neither the Company, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which Company or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(k) The statistical and market related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

(l) The Company (i) is not in violation of any term or provision of its certificate of incorporation or by-laws and at each Closing Date will not be in violation of any term or provision of its amended and restated certificate of incorporation or by-laws; and (ii) is not in violation of any term or provision of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

(m) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares): (i) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or

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businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company, except for such consents or waivers which have already been obtained and are in full force and effect, and except for such conflicts, breaches, defaults, failures to obtain consents or waivers, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect; or (ii) at the date hereof, will violate any provision of the certificate of incorporation or by-laws of the Company or, at each Closing Date, will violate any provision of the amended and restated certificate of incorporation or the by-laws of the Company.

(n) The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory, preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any such rights pursuant to its certificate of incorporation or by-laws or any agreement or instrument to or by which the Company is a party or bound that are applicable to the offering of Shares contemplated by this Agreement. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

(o) No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement. Each director and executive officer of the Company and each stockholder of the Company listed on Schedule III has delivered to the Representatives a written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the counterparties hereto, will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles, and the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party.

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(q) There is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which the Company is a party, or to which its properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Registration Statement.

(r) The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(s) No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

(t) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(u) The Company has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor, to the knowledge of the Company, are there any material proposed additional tax assessments against the Company.

(v) The Shares have been duly authorized for quotation on the Nasdaq Stock Market, Inc.’s Nasdaq National Market (the “Nasdaq National Market”), subject to official Notice of Issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(w) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or

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the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

(x) The books, records and accounts of the Company accurately and fairly reflect in all material respects, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act); the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder upon the effectiveness of such provisions, rules and regulations.

(y) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established.

(z) Based on the evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, other than as disclosed in the Prospectus, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(aa) There are no material off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii) promulgated under the Securities Act) that may have a material current or future effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company.

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(bb) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the “NASD Rules”) and the board of directors or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.

(cc) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect, except such as would not, individually or in the aggregate, have a Material Adverse Effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

(dd) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect, except for such approvals, consents, orders, authorizations, designations, declarations, or fillings with respect to which failure to obtain, make or be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Company’s ability to execute and deliver this Agreement or consummate the transactions contemplated hereby.

(ee) There are no affiliations with the NASD among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

(ff) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company is in compliance with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply

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with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”), or otherwise designated as a contaminated site under applicable state or local law. The Company has not been named as a “potentially responsible party” under the CERCLA.

(gg) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(hh) None of the Company nor, to the Company’s best knowledge, any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company, has, directly or indirectly, while acting on behalf of the Company: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ii) The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(jj) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

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(ll) Each “pension plan” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), that is sponsored or maintained by the Company and which is intended to be qualified under Section 401 of the Code, is in compliance in all material respects with the currently applicable provisions of the Code; the Company does not sponsor or maintain (and has never sponsored or maintained) a pension plan that is subject to Section 302 or Section 515 of ERISA, or Title IV of ERISA; the Company does not maintain and is not required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); and each pension plan and welfare plan established or maintained by the Company is in compliance in all material respects with the currently applicable provisions of ERISA.

(mm) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(nn) Neither the Company nor any of its directors and officers has distributed any offering materials in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

3. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally and not jointly hereby represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and, if the Selling Stockholders are selling Option Shares, as of each such Option Shares Closing Date (if any), as follows:

(a) Such Selling Stockholder has caused certificates covering the number of Shares to be sold by such Selling Stockholder hereunder to be delivered to American Stock Transfer & Trust Company (the “Custodian”), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement between the Custodian and such Selling Stockholder substantially in the form attached hereto as Exhibit B (the “Custody Agreement”).

(b) Each Selling Stockholder has granted an irrevocable power of attorney substantially in the form attached hereto as Exhibit C (the “Power of Attorney”) to the person named therein, on behalf of each such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the shares to be sold by each such Selling Stockholder pursuant hereto.

(c) This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on

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behalf of each Selling Stockholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of each Selling Stockholder, enforceable against each such Selling Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles, and, with respect to this Agreement, the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party.

(d) The execution and delivery by each Selling Stockholder of this Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement and the performance by each Selling Stockholder of its obligations thereunder, including the sale and delivery of the Shares to be sold by each such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by each Selling Stockholder with its obligations hereunder, do not and will not, whether with or without the giving of notice or the passage of time or both, (i) violate or contravene any provision of the charter or bylaws or other organizational instrument of any Selling Stockholder, if applicable, or any applicable law, statute, regulation, or filing or any agreement or other instrument binding upon any Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Selling Stockholder, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the shares to be sold by any Selling Stockholder or any property or assets of any Selling Stockholder pursuant to the terms of any agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder may be bound or to which any of the property or assets of any Selling Stockholder is subject, or (iii) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except for such consents, approvals, authorizations or orders of or registrations or filings which have already been obtained and are in full force and effect, and except such as may be required by the Blue Sky laws of the various states in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement.

(e) Each Selling Stockholder has, and on the Firm Shares Closing Date and the Option Share Closing Date, if applicable, will have, valid and marketable title to the Shares to be sold by such Selling Stockholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus.

(f) Each Selling Stockholder has, and on the Firm Shares Closing Date and the Option Share Closing Date, if applicable, will have, full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided by this Agreement.

(g) Assuming that each of the Underwriters does not have “notice” of any “adverse claim” (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “New York UCC”)) to the Shares, upon indication by book entry

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that the Shares have been credited to securities accounts maintained by the Representatives at the DTC and payment therefor in accordance with this Agreement, the several Underwriters will acquire a securities entitlement with respect to such Shares and, under the New York UCC, an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the several Underwriters.

(h) All information relating to each Selling Stockholder furnished in writing by such Selling Stockholder expressly for use in the Registration Statement and Prospectus is, and on each Closing Date will be, true, correct, and complete, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading it being understood and agreed that the only such information furnished in writing by such Selling Stockholder consists of the name of such Selling Stockholder, the number of shares of Common Stock beneficially owned by, and the number of Firm Shares to be offered by, such Selling Stockholder, and the address and other information with respect to such Selling Stockholder (excluding any percentage) which appears under the caption “Principal and Selling Stockholders” in the Registration Statement and the Prospectus.

(i) Each of JH Partners, LLC, Monte Savello, L.P., Siberia Investment Company, LLC, Robert Forbes, Jr., Wayne Badovinus and David Barnard, as a Selling Stockholder, has reviewed the Registration Statement and Prospectus and, although such Selling Stockholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Stockholder that would lead such Selling Stockholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading and (ii) on the Effective Date the Prospectus contained and, on each Closing Date contains, no untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading.

(j) The sale of Shares by each Selling Stockholder pursuant to this Agreement is not prompted by such Selling Stockholder’s knowledge of any material information concerning the Company which is not set forth in the Prospectus.

(k) No Selling Stockholder has taken or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l) None of JH Partners, LLC, Monte Savello, L.P., Siberia Investment Company, LLC, Robert Forbes Jr., Wayne Badovinus nor David Barnard as a Selling Stockholder, has actual knowledge that any representation or warranty of the Company set forth in Section 2 above is untrue or inaccurate in any material respect.

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(m) The representations and warranties of each Selling Stockholder in the Custody Agreement are and on each Closing Date will be, true and correct.

4. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement.

(b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the reasonable satisfaction of the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence reasonably satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

(c) The representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Section 4(e) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Stockholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement and the Prospectus and, to their knowledge (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has

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occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

(e) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date, a signed letter from Grant Thornton LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) The Representatives shall have received on each Closing Date from Latham & Watkins LLP, counsel for the Company and special counsel for certain of the Selling Stockholders, an opinion, addressed to the Representatives, and dated such Closing Date, substantially in the form attached hereto as Exhibit D and a negative assurances statement in the form attached hereto as Exhibit E.

(g) The Representatives shall have received on each Closing Date, in form and substance reasonably acceptable to the Representatives, opinions for any Selling Stockholders not represented by Latham & Watkins LLP from counsel for such Selling Stockholders.

(h) The Representatives shall have received on each Closing Date from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, addressed to the Representatives and dated such Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to pass upon such matters.

(i) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel.

(j) The Representatives shall have received copies of the Lock-up Agreements executed by each director and officer of the Company and by each entity or person listed on Schedule III hereto.

(k) The Shares shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

(l) The Company and each Selling Stockholder shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

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5. Covenants of the Company.

(a) The Company covenants and agrees as follows:

(i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(ii) The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12 month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12 month

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period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12 month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(v) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Copies of the Prospectus, in such quantities as the Representatives may reasonably request, shall be furnished to the Representatives in New York City, without charge, prior to 10:00 a.m., New York City time on the second business day following the execution and delivery of this Agreement.

(vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(viii) Without the prior written consent of CIBC World Markets Corp., for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing stock option plans or employee stock purchase plan as described in the Registration Statement and the Prospectus. In the event that during this period, (A) any shares are issued pursuant to the Company’s existing

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stock option plans or employee stock purchase plan that are exercisable during such 90-day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 90-day period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 90 days after the date of this Agreement, such person will not, without the prior written consent of CIBC World Markets Corp., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.

(ix) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

(x) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(xi) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(xii) The Company will not distribute, and will use its best efforts to cause its directors and officers not to distribute, prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

(b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters, not to exceed $10,000, in connection with

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such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 8, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

(c) The Selling Stockholders, severally but not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from

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the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein; and provided, further, that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter has been determined by final and non-appealable judgment that: (w) the Company had previously furnished copies of the Prospectus to the Representatives in accordance with the requirements of Section 5(a)(v) of this Agreement, (x) delivery of the Prospectus was required to be made to such person, (y) the untrue statement or omission contained in the Preliminary Prospectus was corrected in the Prospectus and (z) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each of the Selling Stockholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky Application or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement, the Prospectus or any amendment thereof or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and provided that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity agreement contained in this Section 6(b) shall not inure to the benefit of any such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter has been determined by final and non-appealable judgment that: (w) the Company had previously furnished copies of the Prospectus to the Representatives in accordance with the requirements of Section 5(a)(v) of this Agreement, (x) delivery of

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the Prospectus was required to be made to such person, (y) the untrue statement or omission contained in the Preliminary Prospectus was corrected in the Prospectus and (z) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person. Notwithstanding the foregoing, the liability of each Selling Stockholder pursuant to the provisions of this Section 6(b) shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses to such Selling Stockholder, from the sale of the Shares sold by the Selling Stockholder hereunder. This indemnity agreement will be in addition to any liability which such Selling Stockholder may otherwise have.

(c) Each Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein. This indemnity agreement will be in addition to liability which the Underwriters may otherwise have.

(d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a), 6(b) or 6(c) shall be available to any party who shall fail to give notice as provided in this Section 6(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified,

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to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to one local counsel) for all such indemnified parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a), 6(b) or 6(c) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating,

24

preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; and (ii) no Selling Stockholders shall be required to contribute any amount in excess of the aggregate net proceeds of the sale of Shares received by such Selling Stockholders. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholders within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or any Selling Stockholders, as the case may be. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

8. Termination.

(a) This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the Selling Stockholders at any time at or before a Closing Date in the absolute discretion of the Representatives if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any

25

securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the NASD, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business.

(b) If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or a Selling Stockholders, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholders or to the other Underwriters for damages occasioned by its failure or refusal.

9. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not

26

been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Company and the Selling Stockholders shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders, and without liability on the part of the Company or the Selling Stockholders, except as provided in Sections 5(b), 6, 7 and 8. The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

10. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the Selling Stockholders or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 300 Madison Avenue, New York, New York 10017, Attention: Equity Capital Markets Department, with a copy to Simpson Thacher & Bartlett LLP, 3330 Hillview Avenue, Palo Alto, California 94304, Attention: William B. Brentani, Esq. and (b) if to

27

the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Latham & Watkins LLP, 600 West Broadway, Suite 1800, San Diego, California, 92101, Attention: David A. Hahn, Esq. and (c) if to the Selling Stockholders to Wayne Badovinus as Attorney-in-Fact, 225 Bush Street, 20th Floor, San Francisco, CA, 94101, with a copy to Latham & Watkins LLP, 600 West Broadway, Suite 1800, San Diego, California, 92101, Attention: David A. Hahn, Esq.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGES FOLLOW]

28

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

DESIGN WITHIN REACH, INC.

By:
Name:	Wayne Badovinus
Title:	President and Chief Executive Officer

SELLING STOCKHOLDER

By:
Name:
Title:

SELLING STOCKHOLDER

By:
Name:
Title:

SELLING STOCKHOLDER

By:
Name:
Title:

SELLING STOCKHOLDER

By:
Name:
Title:

SELLING STOCKHOLDER

By:
Name:
Title:

SELLING STOCKHOLDER

By:
Name:
Title:

SELLING STOCKHOLDER

By:
Name:
Title:

Confirmed:

CIBC WORLD MARKETS CORP.

WILLIAM BLAIR & COMPANY, L.L.C.

SG COWEN & CO., LLC

THOMAS WEISEL PARTNERS LLC

Acting severally on behalf of themselves

and as representatives of the several

Underwriters named in Schedule I annexed

hereto.

By:	CIBC WORLD MARKETS CORP.

By:
Name:
Title:

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE I

Name	Number of Firm Shares to be Purchased from the Company	Number of Firm Shares to be Purchased from the Selling Stockholders	Number of Option Shares to be Purchased from the Selling Stockholders
CIBC World Markets Corp.
William Blair & Company, L.L.C.
SG Cowen & Co., LLC
Thomas Weisel Partners LLC

Total

Sch I - 1

SCHEDULE II

Name of Selling Stockholders	Number of Firm Shares to be Sold	Number of Option Shares to be Purchased from the Selling Stockholders

*	Such Selling Stockholder has agreed to sell Option Shares.

Sch II - 1

SCHEDULE III

Lock-up Signatories

Sch III - 1

Exhibit A

FORM OF LOCK-UP AGREEMENT

February     , 2005

CIBC World Markets Corp.

William Blair & Company, L.L.C.

SG Cowen & Co., LLC

Thomas Weisel Partners LLC

    as Representatives of the Several Underwriters

c/o CIBC World Markets Corp.

300 Madison Avenue

New York, New York 10017

Re: Public Offering of Common Stock of Design Within Reach, Inc.

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.001 (“Common Stock”), options to acquire Common Stock or other rights to acquire Common Stock, of Design Within Reach, Inc., a Delaware corporation (the “Company”), understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of shares of Common Stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of CIBC World Markets Corp. on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof ending 90 days (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock (each of the events in (1) and (2), a “Transfer”), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of CIBC World Markets Corp. on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to Common Stock to be Transferred (i) as a gift or gifts, provided that any donee thereof agrees in writing to be bound by the terms hereof, (ii) to a member of the undersigned’s immediate family or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (iii) by will or intestacy to the undersigned’s legal representative, heir or legatee, provided that the transferee agrees to be bound in writing by the restrictions set forth herein and (iv) the sale of the Securities to be sold pursuant to the Prospectus. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, if the undersigned is a corporation, partnership or other business entity, such entity may Transfer its shares of Common Stock or any security convertible into Common Stock to (a) another corporation, partnership or other business entity if the transferee and the undersigned are direct or indirect affiliates or otherwise related, or (b) as part of a plan of distribution from the undersigned to its equity holders, provided, however, that in any such case, it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares or securities subject to the provisions of this Lock-Up Agreement and there shall be no further Transfer of such shares or securities except in accordance with this Lock-Up Agreement and provided, further, that, any such Transfer shall not involve a disposition for value.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, (i) if the Underwriting Agreement does not become effective, (ii) or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) if the Public Offering does not close, in each case, on or prior to April 30, 2005, the undersigned shall be released from all obligations under this Lock-Up Agreement as of May 1, 2005.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
Dated: February , 2005
Signature

Printed Name and Title (if applicable)

Address

Exhibit B

FORM OF CUSTODY AGREEMENT

for sale of shares of common stock,

par value $0.001 per share, of Design Within Reach, Inc.

American Stock Transfer & Trust Company (the “Custodian”)

59 Maiden Lane, Plaza Level

New York, New York 10038

Attention: Susan Silber

Ladies and Gentlemen:

There are delivered to you herewith (i) certificate(s) representing shares of common stock, par value $0.001 per share (“Common Stock”) of Design Within Reach, Inc., a Delaware corporation (the “Company”), as set forth at the end of this letter on the page entitled “CERTIFICATE(S) DEPOSITED” and/or (ii) one or more completed and executed exercise notices (each an “Exercise Notice”) exercising certain of the undersigned’s vested options to acquire shares of Common Stock (“Options”), together with funds sufficient to pay the aggregate exercise price (the “Aggregate Option Exercise Price”) of the Options being exercised, as set forth on the page entitled “OPTIONS TO BE EXERCISED”. Each of the certificates so delivered is accompanied by an executed assignment form duly endorsed for transfer and is in negotiable form bearing the signature of the undersigned guaranteed by a commercial bank or trust company having an office or a correspondent in New York City, New York or by a member firm of the New York, American or Pacific Stock Exchange. The certificate(s), Exercise Notices and Aggregate Option Exercise Prices are to be held by you as Custodian for the account of the undersigned and are to be disposed of by you in accordance with this Custody Agreement (this “Custody Agreement”).

If the undersigned is (i) acting as trustee or in any fiduciary or representative capacity, the undersigned has also delivered duly certified copies of each trust agreement, will, letters testamentary or other instrument pursuant to which the undersigned is authorized to act as a Selling Stockholder (as defined herein); (ii) a corporation, the undersigned has also delivered duly certified resolutions of its board of directors authorizing it to enter into this Custody Agreement, the Underwriting Agreement (as defined herein) and the Power of Attorney (as defined herein) and duly certified copies of such corporation’s by-laws, certificate of incorporation or other organizational documents; or (iii) a partnership, the undersigned has also delivered extracts of any applicable provisions of its partnership agreement (and applicable provisions of the organizational documents or partnership agreement(s) of the general partner(s) of such partnership) authorizing such partnership to enter into this Custody Agreement, the Underwriting Agreement and the Power of Attorney.

The undersigned agrees to deliver such additional documentation (including, in the case of shares of Common Stock issued upon the exercise of Options, certificate(s) representing such shares) as you, the Attorneys (as defined herein), the Company or the Representatives (as defined herein) or any of their respective counsel may reasonably request to effectuate or confirm compliance with any of the provisions hereof or of the Power of Attorney or the Underwriting Agreement, all of the foregoing to be in form and substance reasonably satisfactory in all respects to the party requesting such documentation.

Concurrently with the execution and delivery of this Custody Agreement, the undersigned has executed a power of attorney (the “Power of Attorney”) irrevocably appointing Wayne Badovinus and Benjamin Dixon, each with full power and authority to act alone in any matter thereunder and with full power of substitution, the true and lawful attorneys-in-fact of the undersigned (individually, an “Attorney” and collectively, the “Attorneys”), with full power and authority in the name of, for and on behalf of, the undersigned with respect to all matters arising in connection with the sale of the Common Stock by the undersigned including, but not limited to entering into and performing an underwriting agreement (the “Underwriting Agreement”) among the Company, certain stockholders of the Company including the undersigned (the “Selling Stockholders”), CIBC World Markets Corp., William Blair & Company, L.L.C., SG Cowen & Co., LLC and Thomas Weisel Partners LLC, as representatives (the “Representatives”) of the several underwriters to be named in Schedule I to the Underwriting Agreement (the “Underwriters”) and completing and executing any Exercise Notices. The total number of shares of Common Stock to be sold by the undersigned to the Underwriters as set forth opposite the name of the undersigned in Schedule II to the Underwriting Agreement is hereinafter referred to as the “Shares.”

You are authorized and directed to hold the certificate(s), Exercise Notices and Aggregate Option Exercise Price deposited with you hereunder in your custody and, subject to the instructions of the Attorneys, (i) to take all necessary action to cause the Shares (including Shares issued upon the exercise of any Options) to be transferred on the books of the Company into such names as the Representatives, on behalf of the several Underwriters, shall have instructed, including surrendering the certificate(s) representing the Shares to the transfer agent for the Common Stock for cancellation, in exchange for new certificate(s) for shares of Common Stock registered in such names and in such denominations as the Representatives shall have instructed; (ii) to surrender any Exercise Notices and related Aggregate Option Exercise Price to the Company, against delivery of new certificate(s) for the Shares represented thereby, (iii) to deliver such new certificate(s) to the Representatives, for the accounts of the several Underwriters, against payment for such Shares at the purchase price per Share specified in the Underwriting Agreement and to give receipt for such payment; (iv) to deposit the same to your account as Custodian and draw upon such account to (x) pay such transfer taxes, if any, payable in connection with the transfer of the Shares to the Underwriters (“Transfer Taxes”) as you may be instructed to pay by the Attorneys and (y) withhold the amount of any income, payroll or other taxes due from the undersigned as a result of the exercise of Options by the undersigned (collectively, “Employment Taxes” and together with Transfer Taxes, the “Taxes”), if applicable, and to remit the amount of such Employment Taxes to the Company; (v) to transmit to the undersigned in the manner set forth under “Manner of Payment” below, within 24 hours of receiving instructions from the Attorneys to do so, the excess, if any (the “Net Proceeds”), of the amount received by you as payment for the Shares over the Taxes, if any. The amount of such Net Proceeds is to be paid in the manner requested by the undersigned at the end of this Custody Agreement or in such manner as you, in accordance with the terms hereof, shall deem appropriate. Upon receipt of instructions from the Attorneys, you shall also return to the undersigned, new certificate(s) representing the excess, if any, of the number of shares of Common Stock represented by the certificate(s) deposited with you hereunder over the number of Shares sold by the undersigned to the Underwriters.

Under the terms of the Power of Attorney, the authority conferred thereby is granted and conferred subject to and in consideration of the interests of the Attorneys, the several Underwriters, the Company and the other Selling Stockholders (as defined in the Underwriting Agreement) and is irrevocable and not subject to withdrawal or termination by any act of the undersigned or by operation of law, whether by the death or incapacity of the undersigned (or either or any of the undersigned) or by the occurrence of any other event or events (including, without limitation, the termination of any trust or estate for which the undersigned is acting as fiduciary or fiduciaries, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate or the merger, consolidation, dissolution or liquidation of any corporation or partnership) (any of the foregoing being hereinafter referred to as an “Event”). Accordingly, the certificate(s), Exercise Notices and Aggregate Option Prices deposited with you hereunder and this Custody Agreement and your authority hereunder are subject to and in consideration of the interests of the several Underwriters, the Company, the Attorneys and the other Selling Stockholders, and this Custody Agreement and your authority hereunder, prior to April 30, 2005 are irrevocable and are not subject to withdrawal or termination by the occurrence of any Event. If an Event shall occur after the execution hereof but before the delivery of the Shares (including Shares issued upon the exercise of any Options) to the Underwriters, then certificate(s) representing such Shares will be delivered by you to the Underwriters on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and this Custody Agreement and any actions taken by you pursuant to this Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not you, the Attorneys, the Underwriters or any one of them, shall have received notice of such Event.

Notwithstanding any of the foregoing provisions, if the Underwriting Agreement shall not have been executed and delivered on or prior to April 30, 2005 then, upon the written request of the undersigned to you (accompanied by written notice of termination of the Power of Attorney addressed to each of the Attorneys) after that date, you are to return to the undersigned, all certificate(s), together with any stock powers, Exercise Notices and Aggregate Option Exercise Prices delivered herewith.

Until payment of the purchase price for the Shares has been made to you by or for the account of the several Underwriters, the undersigned shall remain the owner of (i) all shares of Common Stock represented by the certificate(s) deposited with you hereunder and shall have the right to vote such shares and all other securities, if any, represented by such certificate(s) and to receive all dividends and distributions thereon and (ii) of Options represented by any Exercise Notices deposited hereunder, as applicable, except the right to retain custody and dispose of such shares or Options, which is subject to the rights of the Custodian under this Custody Agreement, the Attorneys under the Power of Attorney and the Underwriters under the Underwriting Agreement. The Underwriters shall not acquire the power or the right to direct the investment of the Shares by virtue of this Custody Agreement until the consideration therefor is paid pursuant to the Underwriting Agreement.

You shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Custody Agreement given to you by the Attorneys, or any one of them. Any Attorney has the authority to instruct you on irregularities or discrepancies in the certificates representing shares of Common Stock, Exercise Notices and any accompanying documents.

In taking any action requested or directed by the Representatives under the terms of this Custody Agreement, you will be entitled to rely upon a writing signed by a Vice President, Senior Vice President, Managing Director, Counsel, Assistant General Counsel or General Counsel of CIBC World Markets Corp.

It is understood that you assume no responsibility or liability to any person other than to deal with the certificate(s), Exercise Notices and Aggregate Option Exercise Prices deposited with you hereunder and the proceeds from the sale of all or a portion of the securities represented thereby in accordance with the provisions of this Custody Agreement. The undersigned agrees to indemnify you for and to hold you free from and harmless against any and all loss, claim, damage, liability or expense incurred by you arising out of or in connection with acting as Custodian hereunder, as well as the cost and expense of defending against any claim of liability hereunder, which is not due to your own gross negligence or willful misconduct.

The representations and warranties of the undersigned set forth in the Underwriting Agreement are hereby incorporated by reference herein and the undersigned represents and warrants that such representations and warranties are true and correct on the date hereof as if made on the date hereof. The representations, warranties and agreements contained herein, as well as those contained in the Underwriting Agreement, are made for the benefit of, and may be relied upon by, you, the other Selling Stockholders, the Attorneys, the Company, Latham & Watkins LLP, the Underwriters and Simpson Thacher & Bartlett LLP and their representatives, agents and counsel. These representations, warranties and agreements shall remain operative and in full force and effect, and shall survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the persons listed in the preceding sentence, (ii) acceptance of the Shares and payment for them under the Underwriting Agreement and (iii) termination of this Custody Agreement.

This Custody Agreement shall be binding upon the undersigned and the heirs, legal representatives, distributees, successors and assigns of the undersigned.

This Custody Agreement may be signed in counterparts which together shall constitute one and the same agreement.

This Custody Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please acknowledge your acceptance hereof as Custodian, and receipt of the certificate(s) deposited with you hereunder, by executing and returning the enclosed copy hereof to the undersigned in care of Wayne Badovinus and Benjamin Dixon.

Very truly yours,
Dated: , 2005
By:
Name:
Title:

Print Name(s) and Address of Selling Stockholder(s) and Name and Title of any Person Signing as Agent or Fiduciary:

Taxpayer I.D.:
Telephone:

SPOUSAL CONSENT

Instruction: If you are an individual and are married, your spouse is required to complete this form:

I am the spouse of                                          . On behalf of myself, my heirs and legatees, I hereby join in and consent to the terms of the foregoing Custody Agreement and agree to the sale of the shares of Common Stock of Design Within Reach, Inc. (including shares acquired upon the exercise of Options) registered in the name of my spouse or otherwise registered, which my spouse proposes to sell pursuant to the Underwriting Agreement (as defined therein).

Dated:                     , 2005

(Signature of Spouse)

CERTIFICATE(S) DEPOSITED

Instruction: Complete each column as to certificate(s) to be deposited with the Custodian.

Stock Certificate No.	Maximum Number of Shares Of Common Stock To Be Sold From Certificate

TOTAL:

DO NOT DETACH FROM CUSTODY AGREEMENT

OPTIONS TO BE EXERCISED

Instruction: Complete each column as to Options to be exercised, and related Exercise Notices to be deposited with the Custodian. Note that you will have to accompany any Exercise Notices with a check made payable to “Design Within Reach, Inc.” for the amount of the Aggregate Option Exercise Price, which will be the sum of the each of the amounts equal to the product of (1) the exercise price per share of the Option being exercised and (2) the maximum number of shares to be sold from the Option.

Option Grant Date	Type of Option* (please circle either ISO or NQSO)	Number of shares of Common Stock for which each Option is exercisable	Option exercise price per share of Common Stock	Maximum number of shares of Common Stock to be sold from Option **	Amount included for Payment of exercise price of the maximum number of shares of Common Stock to be sold from an Option ($)
ISO/NQSO
ISO/NQSO
ISO/NQSO
ISO/NQSO
ISO/NQSO
ISO/NQSO
ISO/NQSO
ISO/NQSO
ISO/NQSO
ISO/NQSO
Aggregate Option Exercise Price					$

*	ISO, or incentive stock option, means an option that satisfies the requirements of section 422 of the Internal revenue code of 1986, as amended (the “code”). NQSO, or non-qualified stock option, means an option not intended to satisfy the requirements of Section 422 of the code.
**	If no indication is made as to the options from which the shares to be sold shall be allocated, then selection will be made at the sole discretion of the Attorneys (as defined in the irrevocable Power of Attorney delivered by the undersigned in connection with this Custody Agreement). The Attorneys do not have the power to exercise the options for, and sell a number of shares, greater than is listed in this column, although they may sell a lesser number. If no indication of the maximum number of shares to be issued upon exercise of each option and sold is made, then you will be deemed to have authorized exercise of each option for, and the sale of, up to all of the shares represented by each option, provided that you have tendered sufficient funds to, or to the order of, the Company to cover the exercise price of all such shares.

DO NOT DETACH FROM CUSTODY AGREEMENT

Instruction: Indicate how you wish to receive payment of the Net Proceeds from the sale of the shares of Common Stock sold to the Underwriters, held by the Custodian. Please note that if you are selling shares of Common Stock registered in the name of a corporation or other association or a trust, payment will be made only to the corporation or other association or trust. A wire transfer can be made only to an account standing in exactly the same name as the person or entity, including the corporation or other association or trust, that is the registered owner of the Common Stock being sold.

MANNER OF PAYMENT

I request that payment of the Net Proceeds from the sale of the shares of Common Stock of the Company to be sold by me pursuant to the Underwriting Agreement, and held by the Custodian be made in the following manner (CHECK ONE):

☐	CHECK made payable to:
to be sent to the following address:

Phone: ( )

Please send by (check one):

☐	First class mail
☐	Federal Express
Federal Express account number

☐	or transfer to the following account:
Account No.

	Bank __________________________________________________	See attached wire transfer instructions
(name)

___________________________________________________________
(address)

ABA No.

Phone: ( )

☐	Other (please specify)

CUSTODIAN’S ACKNOWLEDGMENT AND RECEIPT

American Stock Transfer & Trust Company, as Custodian, acknowledges acceptance of the duties of the Custodian under the foregoing Custody Agreement and receipt of the certificate(s) referred therein.

Dated:                     , 2005

American Stock Transfer & Trust Company

By:
Name:
Title:

DO NOT DETACH FROM CUSTODY AGREEMENT

Exhibit C

SELLING STOCKHOLDERS’

IRREVOCABLE POWER OF ATTORNEY

for sale of shares of common stock,

par value $0.001 per share, of Design Within Reach, Inc.

Wayne Badovinus

Benjamin Dixon

Design Within Reach, Inc.

225 Bush Street, 20th Floor

San Francisco, CA 94104

Ladies and Gentlemen:

The undersigned stockholder and certain other holders of common stock of Design Within Reach, Inc., a Delaware corporation (the “Company”) (such holders and the undersigned being hereinafter sometimes collectively referred to as the “Selling Stockholders”), propose to enter into an Underwriting Agreement with the Company, CIBC World Markets Corp., William Blair & Company, L.L.C., SG Cowen & Co., LLC and Thomas Weisel Partners LLC, as representatives (the “Representatives”) of the several underwriters to be named in Schedule I to the Underwriting Agreement (the “Underwriters”), a form of which is attached hereto as Exhibit A (with such changes, additions, modifications or amendments in respect thereof as either Attorney-in-Fact may in his discretion approve, such approval to be evidenced by the signature of an Attorney-in-Fact of such agreement, the “Underwriting Agreement”). The Selling Stockholders propose to sell to the Underwriters pursuant to the Underwriting Agreement certain authorized and issued shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) owned by them, including, where applicable, shares to be issued upon the exercise of outstanding, vested options to acquire shares of Common Stock (“Options”) held by certain of the Selling Stockholders. It is understood that at this time there is no commitment on the part of the Underwriters to purchase any shares of Common Stock and no assurance that the Underwriting Agreement will be entered into by the Company or the Underwriters.

The undersigned also understands that on February 17, 2005 the Company filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (file no. 333-122884) (as the same may be amended from time to time, the “Registration Statement”) to register shares of Common Stock (including shares to be acquired upon exercise of Options by certain Selling Stockholders) to be sold by the Company and the Selling Stockholders in the public offering thereof under the Securities Act of 1933 (the “Act”).

The undersigned hereby irrevocably constitutes and appoints Wayne Badovinus and Benjamin Dixon each with full power and authority to act alone in any matter hereunder and with full power of substitution, the true and lawful attorneys-in-fact of the undersigned (individually an “Attorney” and collectively the “Attorneys”), with full power and authority in the name of, for and on behalf of, the undersigned with respect to all matters arising in connection with the sale of Common Stock by the undersigned pursuant to the Underwriting Agreement including, but not limited to, the power and authority on behalf of the undersigned to take any and all of the following actions:

1. To sell, assign, transfer and deliver to the several Underwriters up to the number of shares of Common Stock under the heading “Maximum Number of Shares of Common Stock Represented by Common Stock Certificates to be Sold by Selling Stockholder” set forth on the signature page hereof, such shares of Common Stock to be represented by certificate(s) deposited by the undersigned pursuant to the Custody Agreement (the “Custody Agreement”) between the undersigned and American Stock Transfer & Trust Company, as Custodian (the “Custodian”), at a purchase price per share, after deducting underwriting discounts and commissions, to be paid by the Underwriters, as the Attorneys, in their sole discretion, shall determine, but at the same price per share at which the Company and all other Selling Stockholders (as defined in the Underwriting Agreement) sell Common Stock to the Underwriters;

2. To determine the number of shares of Common Stock to be sold by the undersigned to the Underwriters, which numbers shall be no greater but may be fewer than the corresponding numbers set forth on the signature page hereof (such total number of shares of Common Stock as is finally determined by the Attorneys and set forth opposite the name of the undersigned in Schedule II to the Underwriting Agreement is hereinafter referred to as the “Shares”);

3. To execute on behalf of the undersigned and to deliver to, or to the order of, the Company, in case on or prior to the date on which the underwriting agreement is entered into, one or more exercise notices in respect of any Options to be exercised by the undersigned in connection with such sale of common Stock (each an “Exercise Notice”), together with the requisite funds sufficient to pay the aggregate exercise price of the shares of Common Stock being acquired pursuant to such exercise (the “Aggregate Option Exercise Price”), and to take such other action as may be necessary or deemed advisable by the Attorneys to cause a sufficient number of shares of Common Stock to be available for sale by the undersigned in accordance with the Underwriting Agreement.

4. To execute, deliver and perform the Underwriting Agreement in customary form with such customary representations, warranties and covenant as the Attorneys, in their sole discretion, may deem appropriate, with full power to make such amendments to the Underwriting Agreement as the Attorneys, in their sole discretion, may deem advisable;

5. On behalf of the undersigned, to make the representations and warranties and enter into the agreements contained in the Underwriting Agreement (including, without limitation, entering into the Lock-Up Agreements contemplated by the Underwriting Agreement);

6. (a) To instruct the Custodian on all matters pertaining to the sale of the Shares and the delivery of certificates therefor, including: (i) the transfer of the Shares on the books of the Company in order to effect the sale of the Shares (including designating the name or names in which new certificate(s) for Shares are to be issued and the denominations thereof), (ii)

surrendering any Exercise Notices and related Aggregate Option Exercise Price to the Company, against delivery of new certificate(s) for the Shares represented thereby, (iii) the delivery to or for the account of the Underwriters of the certificate(s) for the Shares against receipt by the Custodian of the purchase price to be paid therefor, (iv) the payment, out of the proceeds (net of underwriting discounts and commissions) from the sale of the Shares by the undersigned to the Underwriters, of any expense incurred in accordance with paragraph 6 which is not payable by the Company and any transfer taxes payable in connection with the transfer of the Shares to the Underwriters (“Transfer Taxes”), and the withholding of the amount of any income, payroll or other taxes due from the undersigned as a result of the exercise of Options by the undersigned (collectively, “Employment Taxes”), if applicable, and remittance the amount of such Employment Taxes to the Company and (v) the transmission to the undersigned of the proceeds, if any, from the sale of the Shares (after deducting all amounts payable by, or withheld on behalf of the undersigned pursuant to clause (iv) above) and the return to the undersigned, of new certificate(s) representing the excess, if any, of the number of shares of Common Stock represented by certificate(s) deposited with the Custodian over the number of Shares sold to the Underwriters; and (b) to amend the Custody Agreement and any related documents in such manner as the Attorneys may determine to be not materially adverse to the undersigned.

7. To incur or authorize the incurrence of any necessary or appropriate expense in connection with the sale of the Shares, the exercise of Options, if applicable, and to determine the amount of any Transfer Taxes and the amount of any Employment Taxes, if applicable;

8. To amend, modify, supplement or waive any term or provision of, the Investors’ Rights Agreement dated as of May 12, 2000 by and among the Company and the investors named therein, as amended on May 8, 2003 and May 16, 2004 (the “Stockholders’ Agreement”), and any related documents in such manner as the Attorneys may determine to be necessary or desirable in connection with the consummation of the transactions contemplated by the Underwriting Agreement, the Custody Agreement and this Power of Attorney;

9. To take any and all steps deemed necessary or desirable by the Attorneys in connection with the registration of the Shares under the Act, the Securities Exchange Act of 1934, as amended, and the securities or “blue sky” laws of various states and jurisdictions, including, without limitation, the giving, making or filing of such undertakings, consents to service of process and representations and agreements and the taking of such other steps as the Attorneys may deem necessary or desirable;

10. To retain legal counsel to represent the undersigned in connection with any and all matters referred to herein (which counsel may, but need not be, counsel for the Company);

11. To make, execute, acknowledge and deliver all such other contracts, stock powers, orders, receipts, notices, instructions, certificates, letters and other writings, including, without limitation, communications with the Securities and Exchange Commission state securities commissions and the National Association of Securities Dealers, Inc. (“NASD”), and in general to do all things and to take all actions which the Attorneys, in their sole discretion, may consider necessary or desirable in connection with the sale of Shares to the Underwriters and the public offering thereof, as fully as could the undersigned if personally present and acting;

12. If necessary, to endorse (in blank or otherwise) on behalf of the undersigned the certificate(s) representing the Shares (including Shares issued upon the exercise of any Options), or a stock power or powers attached to such certificate(s); and

13. To sign such other certificates, documents and agreements and take any and all other actions as the Attorneys may deem necessary or desirable in connection with the consummation of the transactions contemplated by the Underwriting Agreement, the Custody Agreement and this Power of Attorney.

Each Attorney may act alone in exercising the rights and powers conferred on the Attorneys in this Power of Attorney, and the act of any Attorney shall be the act of the Attorneys. Each Attorney is hereby empowered to determine in his or her sole discretion the time or times when, the purpose for and the manner in which any power herein conferred upon him or her shall be exercised, and the conditions, provisions or covenants of any instrument or document which may be executed by him or her pursuant hereto.

The undersigned has reviewed the Underwriting Agreement attached hereto as Exhibit A and understands the obligations and agreements of the undersigned set forth in the Underwriting Agreement. All representations and warranties of the Selling Stockholders in the Underwriting Agreement with respect to the undersigned will be true and correct as of the date of the execution of the Underwriting Agreement and the Closing Dates (as determined in accordance with the Underwriting Agreement). All such representations and warranties will, as provided in the Underwriting Agreement, survive the termination of the Underwriting Agreement and the delivery of and payment for the Shares.

Upon the execution and delivery of the Underwriting Agreement by the Attorneys on behalf of the Selling Stockholders, the undersigned agrees to be bound by and to perform each and every covenant and agreement contained therein of the undersigned as a Selling Stockholder.

The undersigned understands and agrees that by signing this Power of Attorney, if the undersigned is selling shares to be issued upon the exercise of Options, the undersigned is required to deliver, or cause to be delivered, to, or to the order of, the Company, (i) on or prior to the date of the Underwriting Agreement, a completed and duly executed Exercise Notice together with the Aggregate Option Exercise Price relating to such number of shares as are to be acquired upon exercise of such Options and sold by the undersigned pursuant to the Underwriting Agreement and (ii) at least one business day prior to the Closing Date, certificate(s) representing shares acquired upon the exercise of Options and to be sold by the undersigned pursuant to the Underwriting Agreement.

The undersigned agrees, if so requested, to provide a certificate addressed to Latham & Watkins LLP, which certificate shall expressly permit reliance thereon by Latham & Watkins LLP, setting forth such matters as Latham & Watkins LLP may reasonably request in rendering its opinion pursuant to the Underwriting Agreement and such other documentation as the Attorneys, the Company, the Representatives or any of their respective counsel may request to effectuate any of the provisions hereof or of the Underwriting Agreement, all of the foregoing to be in form and substance satisfactory in all respects to the party requesting such documentation.

This Power of Attorney and all authority conferred hereby are granted and conferred subject to and in consideration of the interests of the Attorneys, the several Underwriters, the Company and the other Selling Stockholders who may become parties to the Underwriting Agreement, and for the purposes of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney.

This Power of Attorney is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be withdrawn or terminated by any act of the undersigned or by operation of law, whether by the death or incapacity of the undersigned (or either or any of the undersigned) or by the occurrence of any other event or events (including, without limitation, the termination of any trust or estate for which the undersigned is acting as a fiduciary or fiduciaries, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate or the merger, consolidation, dissolution or liquidation of any corporation or partnership) (any of the foregoing being hereinafter referred to as an “Event”). If an Event shall occur after the execution hereof but before completion of the transactions contemplated by the Underwriting Agreement or this Power of Attorney, then certificate(s) representing the Shares will be delivered to the Underwriters by or on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and the Custody Agreement and any actions taken hereunder by the Attorneys shall be as valid as if such Event had not occurred regardless of whether or not the Custodian, the Attorneys, the Underwriters, or any one of them, shall have received notice of such Event.

Notwithstanding any of the foregoing provisions, if the Underwriting Agreement shall not have been executed and delivered on or prior to April 30, 2005 then, upon the written notice of the undersigned after that date to the Attorneys, this Power of Attorney shall terminate subject, however, to all lawful action done or performed pursuant hereto prior to the receipt of actual notice.

It is understood that the Attorneys assume no responsibility or liability to any person other than to deal with the certificate(s) for shares of Common Stock, Exercise Notices and Aggregate Option Exercise Prices deposited with the Custodian pursuant to the Custody Agreement and the proceeds from the sale of the Shares in accordance with the provisions hereof. The Attorneys make no representations with respect to and shall have no responsibility for the Registration Statement or the Prospectus nor, except as herein expressly provided, for any aspect of the offering of Common Stock, and the Attorneys shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for the Attorneys’ own gross negligence or willful misconduct. The undersigned agrees to indemnify the Attorneys for and to hold the Attorneys, jointly and severally, free from and harmless against any and all loss, claim, damage, liability or expense incurred by or on behalf of the Attorneys, or any of them, arising out of or in connection with acting as Attorneys under this Power of Attorney, as well as the cost and expense of defending against any claim of liability hereunder, which is not due to the Attorneys’ own gross negligence or willful misconduct. The undersigned agrees that the Attorneys may consult with counsel of their choice (which may but need not be counsel for the Company) and the Attorneys shall have full and complete authorization and protection for any action taken or suffered by the Attorneys, or any of them hereunder, in good faith and in accordance with the opinion of such counsel.

The undersigned, having full capacity, right, power and authority to do so, has duly executed and delivered this Power of Attorney. The undersigned (i) now holds, and on the Closing Date will hold, the shares of Common Stock represented by the certificates deposited on behalf of the undersigned with the Custodian or (ii) now holds Options and on the Closing Date, following the exercise of all or a part of such Options and payment of the Aggregate Option Exercise Price therefor, will hold shares of Common Stock represented by the certificates deposited on behalf of the undersigned with the Custodian, in each case free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer, or other adverse claim. The certificates for the Common Stock and Exercise Notices delivered on behalf of the undersigned to the Custodian in connection with the sale of the Shares as contemplated in the Underwriting Agreement are genuine and the undersigned has no knowledge of any fact that would impair the validity of such certificates or Exercise Notices.

It is understood that the purchase price per share of Common Stock to be paid in connection with the offering contemplated by the Prospectus and the Underwriting Agreement could be higher or lower than the price per share of Common Stock as of the date hereof.

It is understood that the Attorneys shall serve entirely without compensation.

The representations and warranties of the undersigned set forth in the Underwriting Agreement are hereby incorporated by reference herein and the undersigned represents and warrants that such representations and warranties are true and correct on the date hereof as if made on the date hereof. The representations, warranties and agreements contained herein, as well as those contained in the Underwriting Agreement, are made for the benefit of, and may be relied upon by, you, the other Selling Stockholders, the Company, Latham & Watkins LLP, the Underwriters and Simpson Thacher & Bartlett LLP and their representatives, agents and counsel. These representations, warranties and agreements shall remain operative and in full force and effect, and shall survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the persons listed in the preceding sentence, (ii) acceptance of the Shares and payment for them under the Underwriting Agreement and (iii) termination of this Power of Attorney.

This Power of Attorney shall be binding upon the undersigned and the heirs, legal representatives, distributees, successors and assigns of the undersigned.

This Power of Attorney shall be governed by and construed in accordance with the laws of the State of New York.

Witness the due execution of the foregoing Power of Attorney as of the date written below.

Maximum Number of Shares of Common Stock
Represented by Common Stock Certificates to be
Sold by Selling Stockholder:

Maximum Number of Shares of Common Stock
Subject to Options to be Sold by Selling Stockholder
Upon Exercise of Such Options:

Very truly yours,

By:
Name:
Title:

DATED: , 2005
Print Name and Address of Selling
Stockholder(s) and Name and Title of any Person
Signing as Agent or Fiduciary:

Telephone:	( )

Facsimile:	( )

ACKNOWLEDGMENT

State of	)
)ss.
County of	)

On this the      day of                     , 2005 before me personally appeared                                      who acknowledged the signing of the foregoing instrument and that the same is the free act and deed of such person (and if such person is signing on behalf of a corporation, partnership or trust that the same is the free act and deed of such corporation, partnership or trust and that such person is duly authorized to sign the foregoing instrument).

WITNESS my hand and official seal.

Notary’s Signature

Exhibit D

OPINION OF LATHAM & WATKINS LLP

[            ], 2005

CIBC World Markets Corp.

William Blair & Company, L.L.C.

SG Cowen & Co., LLC

Thomas Weisel Partners LLC

and the other several Underwriters

named in Schedule I to the Underwriting

Agreement referred to below

c/o CIBC World Markets Corp.

300 Madison Avenue

New York, New York 10017

Re: Design Within Reach, Inc.

Ladies and Gentlemen:

We have acted as counsel to Design Within Reach, Inc., a Delaware corporation (the “Company”), and special counsel to the [Covered] Selling Stockholders (as defined below) in connection with the sale to you (the “Underwriters”) on the date hereof by the Company and the Selling Stockholders (as defined below) of [•] shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 17, 2005 (File No. 333-122884) as amended to date, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the Act (the “Registration Statement”), a Prospectus dated             , 2005 filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus”) and an underwriting agreement dated             , 2005 among you, as Representatives of the several Underwriters named in the underwriting agreement, the selling stockholders named in the underwriting agreement (the “Selling Stockholders”), and the Company (the “Underwriting Agreement”). This letter is being furnished to you pursuant to Section 4(f) of the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:

(a) The Underwriting Agreement, the Registration Statement and the Prospectus;

(b) The agreements filed as exhibits to the Registration Statement (the “Material Agreements”);

(c) The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company (the “Company’s Governing Documents”) and certain resolutions of the Board of Directors of the Company and a committee thereof;

(d) The court or administrative orders, writs, judgments or decrees specifically directed to the Company that were identified to us by an officer of the Company as material to the Company and listed in Annex A (the “Court Orders”);

(e) The articles, or certificate, of incorporation, bylaws and other organizational documents of the [Covered] Selling Stockholders as listed on Annex B (the “[Covered] Selling Stockholders’ Governing Documents”); and

(f) The Custody Agreement and Power of Attorney for each of the [Covered] Selling Stockholders, each as defined in the Underwriting Agreement.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company and the Selling Stockholders in the Underwriting Agreement. We have not independently verified such factual matters.

Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that those attorneys in the firm who have rendered legal services in connection with the transaction referenced above, or have been involved in substantive legal representation of the Company, do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.

We are opining herein as to the effect on the subject transaction only of: (1) the federal laws of the United States and the internal laws of the State of California; (2) in numbered paragraphs 3, 4, 14, 15 and 16 of this letter, the internal laws of the State of New York; and (3) in numbered paragraphs 1, 2, 3, 4, 7 and 13 of this letter, the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Our opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to underwritten public offerings of common equity securities, provided that no opinion or confirmation is expressed in paragraphs 4 or 16 with respect to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws or compliance with fiduciary duty requirements. We express no opinion as to any state or federal laws or regulations applicable to the subject transaction because of the nature or extent of the business of any parties to the Underwriting Agreement other than the Company.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Company is a corporation under the DGCL with corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement and the Prospectus. Based on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the jurisdiction of Washington, D.C. and the following States: Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New York, Oregon, Pennsylvania, Rhode Island, Texas and Washington.

2. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Company’s Governing Documents and, to our knowledge with your consent based solely on a review of the Material Agreements, similar contractual rights against the Company with regard to the Common Stock. The Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement have been duly authorized and validly issued and are fully paid and non-assessable.

3. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

4. The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you pursuant to the Underwriting Agreement on the date hereof do not:

(i) violate the Company’s Governing Documents; or

(ii) result in the breach of or a default under any of the Material Agreements; or

(iii) violate any federal, New York or California statute, rule or regulation or Court Order applicable to the Company or the DGCL; or

(iv) require any consents, approvals, or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under any federal, New York or California statute, rule or regulation applicable to the Company or the DGCL that have not been obtained or made.

5. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [            ], 2005, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rules 424 and 430A under the Act.

6. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data, included in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

7. The statements in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, including the Common Stock, and under the caption “Related Party Transactions,” insofar as they purport to describe or summarize certain provisions of the agreements referred to therein, are accurate descriptions or summaries in all material respects.

8. To our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed.

9. To our knowledge, based solely on oral or written statements and representations of officers and other representatives of the Company, including the representations and warranties of the Company in the Underwriting Agreement, and docket searches in the jurisdictions set forth on Annex C hereto, there are no actions, suits, proceedings or investigations pending or threatened against the Company before any court, governmental agency or arbitrator which (i) are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K under the Act or (ii) seek to restrain or enjoin the sale of the Shares by the Company.

10. With your consent based solely on a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11. With your consent based solely on a written advice from The Nasdaq Stock Market, Inc., the Shares to be issued by the Company and sold pursuant to the Underwriting Agreement have been designated for inclusion in The Nasdaq National Market.

12. Except as described in the Registration Statement or Prospectus, to our knowledge, the Company is not a party to any agreement that would require the inclusion in the Registration Statement of securities owned by any person or entity other than the Company and the Selling Stockholders.

13. Each Custody Agreement and Power of Attorney of each of the [Covered] Selling Stockholders has been duly executed and delivered by, and with respect to the [Covered] Selling Stockholders other than those who are natural persons, has been duly authorized by all necessary organizational action of, the [Covered] Selling Stockholders. The Underwriting Agreement has been duly executed and delivered by an Attorney-in-Fact under the Powers of Attorney on behalf of the [Covered] Selling Stockholders, and with respect to the [Covered] Selling Stockholders other than those who are natural persons, has been duly authorized by all necessary organizational action of such [Covered] Selling Stockholders.

14. The Custody Agreement and Power of Attorney of each of the Selling Stockholders constitutes a legally valid and binding obligation of each such Selling Stockholder, enforceable against such Selling Stockholders in accordance with their respective terms.

15. Upon indication by book entry that the Shares listed on Schedule II to the Underwriting Agreement have been credited to securities accounts maintained by the Underwriters at the Depository Trust Company (“DTC”) and payment therefor in accordance with the Underwriting Agreement, the Underwriters will acquire a securities entitlement with respect to such Shares and, under the New York Uniform Commercial Code (the “New York UCC”), an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters.

16. The execution and delivery of the Custody Agreement, Power of Attorney and Underwriting Agreement, and the sale of the Shares by the [Covered] Selling Stockholders to you and the other Underwriters pursuant to the Underwriting Agreement, on the date hereof do not:

(i) violate the [Covered] Selling Stockholders’ Governing Documents, if applicable; or

(ii) violate any federal, New York or California statute, rule or regulation applicable to the [Covered] Selling Stockholders; or

(iii) result in the breach of or a default under any agreement to which the [Covered] Selling Stockholders listed on Annex D are a party and which are identified on Annex D (such Annex D listing all of the agreements which such [Covered] Selling Stockholders have identified to us as material); or

(iv) require any consents, approvals, or authorizations to be obtained by the [Covered] Selling Stockholders, or any registrations, declarations or filings to be made by the [Covered] Selling Stockholders, in each case, under any federal, New York or California statute, rule or regulation applicable to the [Covered] Selling Stockholders that have not been obtained or made.

In rendering the opinions in clause (ii) of paragraph 4 above insofar as they require interpretation of the Material Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions, (iii) we express no opinion with respect to the effect of any action or inaction by the Company under the Material Agreements that may result in a breach or default under any Material Agreement, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination. Because certain of the Material Agreements may be governed by other than California law, this opinion may not be relied upon as to whether a breach or default would occur under the law actually governing such Material Agreements.

In rendering the opinions in paragraph 14, we have assumed that the statements in the Registration Statement and Prospectus are correct and complete. The opinions expressed in paragraph 14 are further subject to the following limitations, qualifications and exceptions:

(a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

(c) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(d) the effect of laws governing the enforceability of agencies and obligations after death.

Our opinions in paragraph 15 are limited to Article 8 of the New York UCC and such opinions do not address laws other than Article 8 of the New York UCC or what law governs whether an adverse claim can be asserted against the several Underwriters. The opinions expressed in paragraph 15 are further subject to the following assumptions, limitations, qualifications and exceptions:

(a) we have assumed that each of the Underwriters does not have “notice” of any “adverse claim” (within the meaning of Sections 8-105 of the New York UCC) to the Shares;

(b) we have assumed that DTC is a “clearing corporation” for purposes of Section 8-102(a)(14) of the New York UCC;

(c) to the extent any securities intermediary which acts as a clearing corporation or maintains securities accounts with respect to the Shares maintains any “financial asset” (as defined in Section 8-102(a)(9) of the New York UCC) in a clearing corporation pursuant to Section 8-111 of the New York UCC, the rules of such clearing corporation may affect the rights of such securities intermediaries and the ownership interest of the several Underwriters; and

(d) we call to your attention that pursuant to Section 8-511(b) and 8-511(c) of the New York UCC, claims of creditors of any securities intermediary or clearing corporation may be given priority to the extent set forth therein. In addition, if at any time DTC does not have sufficient securities to satisfy claims of all of its entitlement holders with respect thereto, then all holders will share pro rata in the securities then held by DTC.

With your consent, we have assumed for purposes of this opinion that: all parties to the Custody Agreements and Powers of Attorney of each of the Selling Stockholders have complied with any applicable requirement to file returns and pay taxes under the Franchise Tax Law of the State of California; all parties to the Custody Agreements and Powers of Attorney of each of the Selling Stockholders are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; all parties to the Custody Agreement other than the Selling Stockholders have the requisite power and authority to execute and deliver such Custody Agreement and to perform their respective obligations under such Custody Agreements; and the Custody Agreements to which such parties other than the Selling Stockholders are a party have been duly authorized, executed and delivered by such parties and constitute their legally valid and binding obligations, enforceable against them in accordance with their terms.

This letter is furnished only to you in your capacity as Underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares from the Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

ANNEX A

COURT ORDERS

[To come]

ANNEX B

[COVERED] SELLING STOCKHOLDERS’ GOVERNING DOCUMENTS

[To come.]

ANNEX C

DOCKET SEARCHES

United States District Court for the Northern District of California.

United States Bankruptcy Court for the Northern District of California.

San Francisco County Superior Court.

Alameda County Superior Court.

United States District Court for Delaware.

United States Bankruptcy Court for the District of Delaware.

New Castle County Chancery Court.

ANNEX D

[APPLICABLE COVERED SELLING STOCKHOLDERS]

[To come.]

[MATERIAL AGREEMENTS OF SUCH COVERED SELLING STOCKHOLDERS]

[To come.]

Exhibit E

NEGATIVE ASSURANCES STATEMENT OF

LATHAM & WATKINS LLP

[Date]

CIBC World Markets Corp.

William Blair & Company, L.L.C.

SG Cowen & Co., LLC

Thomas Weisel Partners LLC

    and the other several Underwriters

    named in Schedule I to the Underwriting

    Agreement referred to below

c/o CIBC World Markets Corp.

CIBC World Markets Tower

300 Madison Avenue,

New York, New York 10017

Re: Design Within Reach, Inc.

Ladies and Gentlemen:

We have acted as counsel to Design Within Reach, Inc., a Delaware corporation (the “Company”), and special counsel to the Covered Selling Stockholders (as defined below) in connection with the sale to you (the “Underwriters”) on the date hereof by the Company and the Selling Stockholders (as defined below) of [•] shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on [            ], 2005 (File No. 333- ) as amended to date, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the Act (the “Registration Statement”), a Prospectus dated [•], 2005 filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus”) and an underwriting agreement dated [•], 2005 among you, as Representatives of the several Underwriters named in the underwriting agreement, the selling stockholders named in the underwriting agreement (the “Selling Stockholders”), and the Company (the “Underwriting Agreement”). [For purposes of this letter, the “Covered Selling Stockholders” shall mean the Selling Stockholders other than             .] This letter is being furnished to you pursuant to Section 4(f) of the Underwriting Agreement.

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The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in the numbered paragraph 7 of our opinion letter to you of even date herewith), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as counsel to the Company and the [Covered] Selling Stockholders in connection with the preparation by the Company of the Registration Statement and Prospectus, we reviewed the Registration Statement and the Prospectus, and we participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement or the Prospectus.

This letter is delivered only to you in your capacity as Underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares from the Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

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